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                                                                    EXHIBIT 99

KV PHARMACEUTICAL COMPANY

                                            CONTACT:
                                            CATHERINE M. BIFFIGNANI
                                            VICE PRESIDENT, INVESTOR RELATIONS
                                            314-645-6600

                                              [KV PHARMACEUTICAL Logo]



FOR IMMEDIATE RELEASE

                      KV PHARMACEUTICAL COMPANY ANNOUNCES
                            NYSE LISTING EXTENSION

 NYSE AGREES TO A TRADING EXTENSION OF KV'S SECURITIES UNTIL FEBRUARY 15, 2008

St. Louis, MO - December 28, 2007 - KV Pharmaceutical Company (NYSE: KVa/KVb) a fully integrated specialty pharmaceutical company that develops, manufactures, acquires and markets technology differentiated branded and generic/non-branded prescription pharmaceutical products, announced today that NYSE Regulation, Inc. has granted KV's request for a trading extension through February 15, 2008 for its securities, subject to ongoing reassessment. The extension was required under the NYSE's rules because the Company has been delayed in filing its fiscal 2007 Annual Report on Form 10-K. The Company expects to have all outstanding quarterly and annual SEC reports for fiscal 2007 filed with the SEC by February 15, 2008.

ABOUT KV PHARMACEUTICAL COMPANY

KV Pharmaceutical Company is a fully integrated specialty pharmaceutical company that develops, manufactures, markets and acquires technology-distinguished branded and generic/non-branded prescription pharmaceutical products. The Company markets its technology-distinguished products through ETHEX Corporation, a national leader in pharmaceuticals that compete with branded products, and Ther-Rx Corporation, its branded prescription pharmaceutical subsidiary.

For further information about KV Pharmaceutical Company, please visit the Company's corporate website at www.kvpharmaceutical.com.

SAFE HARBOR

The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 ("PSLRA") and which may be based on or include assumptions concerning KV's operations, future results and prospects. Such statements may be identified by the use of words like "plans", "expect", "aim", "believe", "projects", "anticipates", "commit", "intend", "estimate", "will", "should", "could" and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including without limitation, statements about the Company's strategy for growth, product development, product launches, regulatory approvals, market position, market share increases, acquisitions, revenues, expenditures and other financial results, are forward-looking statements. The Company can give no assurances that its outstanding SEC filings discussed above will be made by February 15, 2008, that it will not request the NYSE to agree to further extend the listing of the Company's securities beyond February 15,



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2008, or, if requested, that the NYSE will grant a further listing extension.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the "safe harbor" provisions, KV provides the following cautionary statements identifying important economic, political and technology factors, which among others, could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following: (1) changes in the current and future business environment, including interest rates and capital and consumer spending; (2) the difficulty of predicting FDA approvals, including timing, and that any period of exclusivity may not be realized; (3) acceptance and demand for new pharmaceutical products; (4) the impact of competitive products and pricing, including as a result of so-called authorized-generic drugs; (5) new product development and launch, including the possibility that any product launch may be delayed or that product acceptance may be less than anticipated; (6) reliance on key strategic alliances; (7) the availability of raw materials; (8) the regulatory environment, including regulatory agency and judicial actions and changes in applicable law or regulations; (9) fluctuations in revenues; (10) the difficulty of predicting international regulatory approval, including timing;
(11) the difficulty of predicting the pattern of inventory movements by the Company's customers; (12) the impact of competitive response to the Company's sales, marketing and strategic efforts; (13) risks that the Company may not ultimately prevail in litigation; (14) the proposed restatement of the Company's financial statements for fiscal periods from 1996 through 2006 and for the quarter ended June 30, 2006, as well as completion of the Company's financial statements for the second, third and fourth quarters of fiscal 2007 and for the full fiscal year ended March 31, 2007, and for the first and second quarters of fiscal 2008; (15) actions by the Securities and Exchange Commission and the Internal Revenue Service with respect to the Company's stock option grants and accounting practices; and (16) the risks detailed from time-to-time in the Company's filings with the Securities and Exchange Commission.

This discussion is by no means exhaustive, but is designed to highlight important factors that may impact the Company's outlook. We are under no obligation to update any of the forward-looking statements after the date of this release.